Exhibit 99.2
Dave Weidman, Chairman and CEO Steven Sterin, Senior Vice President and CFO Celanese 2Q 2010 Earnings Conference Call / Webcast Thursday, July 29, 2010 10:00 a.m. ET

Forward Looking Statements Reconciliation and Use of Non-GAAP Measures to U.S. GAAP This presentation may contain "forward-looking statements," which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words "outlook," "forecast," "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements contained in this release. These risks and uncertainties include, among other things: changes in general economic, business, political and regulatory conditions in the countries or regions in which we operate; the length and depth of business cycles, particularly in the automotive, electrical, electronics and construction industries; changes in the price and availability of raw materials; the ability to pass increases in raw material prices on to customers or otherwise improve margins through price increases; the ability to maintain plant utilization rates and to implement planned capacity additions and expansions; the ability to improve productivity by implementing technological improvements to existing plants; increased price competition and the introduction of competing products by other companies; changes in the degree of intellectual property and other legal protection afforded to our products; compliance costs and potential disruption of production due to accidents or other unforeseen events or delays in construction of facilities; potential liability for remedial actions and increased costs under existing or future environmental regulations, including those relates to climate change; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies of governments or other governmental activities in the countries in which we operate; changes in currency exchange rates and interest rates; and various other factors discussed from time to time in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP This presentation reflects the following performance measures: operating EBITDA, business operating EBITDA, proportional affiliate EBITDA, adjusted earnings per share, net debt and adjusted free cash flow, as non-U.S. GAAP measures. These measurements are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for operating EBITDA and business EBITDA is operating profit; for proportional affiliate EBITDA is equity in net earnings of affiliates; for adjusted earnings per share is earnings per common share-diluted; for net debt is total debt; and for adjusted free cash flow is cash flow from operations. Use of Non-U.S. GAAP Financial Information Operating EBITDA, a measure used by management to measure performance, is defined by the company as operating profit from continuing operations, plus equity in net earnings from affiliates, cost dividend income, other income and depreciation and amortization, and further adjusted for other charges and adjustments. We may provide guidance on operating EBITDA and are unable to reconcile forecasted operating EBITDA to a U.S. GAAP financial measure because a forecast of Other Charges and Adjustments is not practical. Our management believes operating EBITDA is useful to investors because it is one of the primary measures our management uses for its planning and budgeting processes and to monitor and evaluate financial and operating results. Business operating EBITDA, a measure used by management to measure performance of its internal operations, is defined by the company as operating profit from continuing operations, plus depreciation and amortization, and further adjusted for other charges and adjustments. This reflects the operating results of the company's operations without regard to its equity and cost investments. The company believes that investors should consider business operating EBITDA when evaluating the company's internal operations. Proportional affiliate EBITDA, a measure used by management to measure performance of its equity investments, is defined by the company as the proportional operating profit plus the proportional depreciation and amortization of its equity investments. The company has determined that it does not have sufficient ownership for operating control of these investments to consider their results on a consolidated basis. The company believes that investors should consider proportional affiliate EBITDA as an additional measure of operating results. Adjusted earnings per share is a measure used by management to measure performance. It is defined by the company as net earnings (loss) available to common shareholders plus preferred dividends, adjusted for other charges and adjustments, and divided by the number of basic common shares, diluted preferred shares, and options valued using the treasury method. We may provide guidance on an adjusted earnings per share basis and are unable to reconcile forecasted adjusted earnings per share to a U.S. GAAP financial measure without unreasonable effort because a forecast of Other Items is not practical. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. Note: The tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year, excluding changes in uncertain tax positions, discrete items and other material items adjusted out of our U.S. GAAP earnings for adjusted earnings per share purposes, and changes in management's assessments regarding the ability to realize deferred tax assets. We analyze this rate quarterly and adjust if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ significantly from the tax rate used for U.S. GAAP reporting in any given reporting period. It is not practical to reconcile our prospective adjusted tax rate to the actual U.S. GAAP tax rate in any future period. Net debt is defined by the company as total debt less cash and cash equivalents. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's capital structure. Our management and credit analysts use net debt to evaluate the company's capital structure and assess credit quality. Proportional net debt is defined as our proportionate share of our affiliates' net debt. Adjusted free cash flow is defined by the company as cash flow from operations less capital expenditures, other productive asset purchases, operating cash from discontinued operations and certain other charges and adjustments. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's cash flow. Our management and credit analysts use adjusted free cash flow to evaluate the company's liquidity and assess credit quality. Results Unaudited The results presented in this presentation, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

Dave Weidman Chairman and Chief Executive Officer

Celanese Corporation 2Q 2010 highlights in millions (except EPS) 2nd Qtr 2010 2nd Qtr 2009 Net Sales $1,517 $1,244 Proportional Net Sales from Affiliates $397 $306 Total: $1,914 $1,550 Operating Profit/(Loss) $156 $89 Adjusted EPS $1.12 $0.56 Operating EBITDA $332 $248 Affiliate EBITDA in excess of Equity in net earnings of affiliates* $41 $24 Total: $373 $272 Second Quarter 2010: Strong results driven by technology and specialty materials businesses Global demand significantly higher than prior year and continued to improve modestly from first quarter 2010 * See slide 23 for equity affiliate preliminary results and Celanese proportional share

Steven Sterin Senior Vice President and CFO

Ibn Sina venture provides strategic value to Advanced Engineered Materials Venture extended until 2032 provides ongoing earnings POM manufacturing utilizes advantaged raw materials to support growing customer demand Increased economic participation yields higher earnings beyond 2013 Provides structural & strategic hedge for methanol and energy costs Builds on 30-year relationship to bring increasing value in the future Provides additional low cost manufacturing capacity to support fast/growing product demand Accounting shift from cost method to equity method beginning 2Q 2010 Moves from Acetyl Intermediates to Advanced Engineered Materials for segment reporting Value in Ibn Sina Venture

AEM Business EBITDA Margin* Value of Ibn Sina Affiliate The proposed POM facility leverages economically advantaged raw materials Ibn Sina is a structural hedge against raw material volatility AEM margins including benefit of Ibn Sina * See Slide 24 for reconciliation of Non-U.S. GAAP Measure. AEM Business EBITDA margin with Ibn Sina AEM Business EBITDA margin without Ibn Sina

Second Quarter 2010: Strong volume and earnings performance as demand increased across all end-use segments - led by automotive and electronics Specialty polymers business model results in high rate of conversion of revenue to earnings Robust innovation pipeline drives growth in new products and applications Advanced Engineered Materials Outlook: Continued strength in earnings and margins in Q3 with only modest earnings seasonality Continued year-over-year growth in equity affiliate earnings in millions 2nd Qtr 2010 2nd Qtr 2009 Net Sales $282 $184 Operating EBITDA $98 $36 Ibn Sina Equity Earnings $24 $8

Second Quarter 2010: Increased volumes from recovery of lost production related to outage in 1Q 2010 Strong performance with earnings growth in strategic China ventures Consumer Specialties Outlook: Stable earnings and margins throughout second half of 2010 Demand levels expected to be sustained in millions 2nd Qtr 2010 2nd Qtr 2009 Net Sales $291 $280 Operating EBITDA $149 $134

Second Quarter 2010: Increased volumes from improved global demand and pricing partially offset by significantly higher raw material costs Emulsions business in Asia at full utilization ahead of capacity expansion in mid-2011 Innovation helps drive volume and earnings growth in EVA and Emulsions Industrial Specialties Outlook: Sequential margin improvement expected with pricing actions and sustained demand Innovation pipeline continues to drive revenue growth in millions 2nd Qtr 2010 2nd Qtr 2009 Net Sales* $269 $219 Operating EBITDA* $26 $21 * 2Q 2009 financials excludes PVOH business, which was divested in July 2009. 2Q 2009 PVOH sales were $48 million and Operating EBITDA was $14 million

Acetyl Intermediates Second Quarter 2010: Improved global demand and advantaged acetyl technology drive solid results Demand and raw material driven pricing offset higher raw material and energy costs Sustainable productivity improvements positively impact margins Outlook: Continued modest global economic growth and benefits from Nanjing expansion result in year-over-year volume gain Advantaged technology drives stable acetic acid margins in millions 2nd Qtr 2010 2nd Qtr 2009 Net Sales $782 $622 Operating EBITDA $96 $73

Second Quarter 2010: Earnings and dividend impact Higher equity earnings driven by improved global demand for specialty engineered polymers, methanol and MTBE Higher dividends from China acetate ventures reflect continued growth and improved financial performance in emerging regions Income Statement Affiliate Performance Cash Flows 0 50 100 150 2Q 2010 2Q 2009 $ millions Earnings - Equity Investments Dividends - Cost Investments 0 50 100 150 2Q 2010 2Q 2009 $ millions Dividends - Equity Investments Dividends - Cost Investments

2010E Cash Flow Expectation off EBITDA Base 2010E Cash Flow Expectation off EBITDA Base Cash Taxes $100 - $120 Capital Expenditures $240 - $260 Reserve/Other $120 - $150 Net Interest $180 - $190 Pension $30 - $40 Working Capital $80 - $100 Adjusted Free Cash Outflows* $750 - $860 Dividends/Debt Service $75 - $100 Repurchased $20 million of common shares during 2Q 2010 $46 million cash used for strategic acquisition in 2Q 2010 Modest cash outflow for working capital consistent with increased sales Expect to continue to generate positive free cash flow Ticona Kelsterbach relocation: Approximately $160 million expected outflow for the remainder of 2010 Approximately $315 million expected outflow for full year 2010; $150 million is pre-funded by Fraport and reflected in cash balance at 12/31/09 Strong cash generation continues throughout economic cycle Available Cash Available Cash Cash (as of 6/30/2010) $1,081 Operating Cash ~($100 - $200) Cash Available for Strategic Purposes ~$900 $ in millions $ in millions * Excludes Kelsterbach relocation cash flows

Appendix Notes: 1. References on the following slides to tables correspond to the tables included with Celanese press release dated July 29, 2010. 2. Table 7 references to slide 20

Free Cash Flow 2Q 2010 Adjusted Free Cash Flow Adjusted Free Cash Flow Adjusted Free Cash Flow $ in millions 2Q 2010 2Q 2009 Net cash provided by operating activities $164 $99 Adjustments to operating cash for discontinued operations ($3) - Net cash provided by operating activities from continuing operations $161 $99 Less: Capital expenditures ($34) ($40) Add: Other charges and adjustments1 ($4) $74 Adjusted Free Cash Flow $122 $133 1Amounts primarily associated with certain other charges and adjustments and the cash outflows for purchases of other productive assets that are classified as 'investing activities' for U.S. GAAP purposes. 2Q 2009 free cash flow included $75 million VAT related to Fraport relocation project. Factors contributing to cash generation during 2010: Strong cash generation reflecting technology and specialty material businesses Sustained improvements in fixed cost structure

Celanese

Ibn Sina Accounting Change

	2006	2007	Q1 2008	Q2 2008	Q3 2008	Q4 2008	YTD 2008
IBN Sina cost dividends as reported	(53)	(78)	(27)	(29)	(34)	(29)	(119)
IBN Sina equity earnings as adjusted	76	68	30	28	32	28	118
Income Statement Impact	23	(10)	3	(1)	(2)	(1)	(1)
Segment Reporting Changes							
AEM Operating EBITDA (as reported)	260	252	60	68	45	(3)	170
SG&A and Non Op adjustment	2	3	1	-	1	1	3
IBN Sina equity earnings as adjusted	76	68	30	28	32	28	118
AEM Operating EBITDA (as adjusted)	338	323	91	96	78	26	291
AI Operating EBITDA (as reported)	672	731	246	227	182	21	676
SG&A and Non Op adjustment	(2)	(3)	(1)	-	(1)	(1)	(3)
IBN Sina cost dividends as reported	(53)	(78)	(27)	(29)	(34)	(29)	(119)
AI Operating EBITDA (as adjusted)	617	650	218	198	147	(9)	554

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	YTD 2009	Q1 2010	Q2 2010	YTD 2010
IBN Sina cost dividends as reported	(3)	(3)	(18)	(17)	(41)	(27)	(24)	(51)
IBN Sina equity earnings as adjusted	8	8	17	18	51	23	24	47
Income Statement Impact	5	5	(1)	1	10	(4)	-	(4)
Segment Reporting Changes								
AEM Operating EBITDA (as reported)								
SG&A and Non Op adjustment	-	28	56	50	134	82	-	82
IBN Sina equity earnings as adjusted	1	-	-	-	1	2	-	2
AEM Operating EBITDA (as adjusted)	8	8	17	18	51	23	24	47
	9	36	73	68	186	107	24	131
AI Operating EBITDA (as reported)								
SG&A and Non Op adjustment	48	76	105	128	357	107	-	107
IBN Sina cost dividends as reported	(1)	-	-	-	(1)	(2)	-	(2)
AI Operating EBITDA (as adjusted)	(3)	(3)	(18)	(17)	(41)	(27)	(24)	(51)
	44	73	87	111	315	78	(24)	54

16

2Q 2010 Other Charges and Other Adjustments by Segment - Unaudited in millions AEM CS IS AI Other Total Employee termination benefits 1 1 - 1 1 4 Plant/office closures - - - - - -Ticona Kelsterbach plant relocation 4 - - - - 4 Plumbing actions (2) - - - - (2) Asset impairments - - - - - -Other - - - - - -Total other charges 3 1 - 1 1 6 Business optimization - - - - 3 3 Ticona Kelsterbach plant relocation (2) - - - - (2) Plant closures - - - - - -Contract termination - - - - - -Gain on sale of building - - - - (14) (14) Write-off of other productive assets - - - - - -Other 1 2 - 1 - 4 Total other adjustments (1) 2 - 1 (11) (9) Total other charges and other adjustments 2 3 - 2 (10) (3) 17 2Q 2010 Other Charges and Other Adjustments by Segment - Unaudited

Reg G: Reconciliation of Adjusted EPS -Unaudited Adjusted Earnings (Loss) Per Share - Reconciliation of a Non-U.S. GAAP Measure Three Months Ended Six Months Ended June 30, June 30, (in $ millions, except per share data) 2010 2009 2010 2009 As adjusted As adjusted per per per per share share share share Earnings (loss) from continuing operations 163 1.03 110 0.70 176 1.11 94 0.60 Deduct Income tax (provision) benefit (61) (17) (41) (22) Earnings (loss) from continuing operations before tax 224 127 217 116 Other charges and other adjustments 1 (3) (3) 132 30 Adjusted earnings (loss) from continuing operations before tax 221 124 349 146 Income tax (provision) benefit on adjusted earnings 2 (44) (36) (70) (42) Less: Noncontrolling interests - - - - Adjusted earnings (loss) from continuing operations 177 1.12 88 0.56 279 1.76 104 0.67 Diluted shares (in millions) 3 Weighted average shares outstanding 156.3 143.5 153.3 143.5 Assumed conversion of preferred stock - 12.1 3.1 12.1 Dilutive restricted stock units 0.3 0.5 0.4 0.3 Dilutive stock options 1.8 1.0 1.9 0.5 Total diluted shares 158.4 157.1 158.7 156.4 1 See Table 7 for details. 2 The adjusted effective tax rate is 20% and 29% for the three and six months ended June 30, 2010 and 2009, respectively. 3 Potentially dilutive shares are included in the adjusted earnings per share calculation when adjusted earnings are positive. 18 Reg G: Reconciliation of Adjusted EPS - Unaudited

Reg G: Reconciliation of Net Debt - Unaudited Net Debt - Reconciliation of a Non-U.S. GAAP Measure June 30, December 31, (in $ millions) 2010 2009 Short-term borrowings and current installments of long-term debt - third party and affiliates 265 242 Long-term debt 3,162 3,259 Total debt 3,427 3,501 Less: Cash and cash equivalents 1,081 1,254 Net Debt 2,346 2,247 Reg G: Reconciliation of Net Debt - Unaudited

Reg G: Other Charges and Other Adjustments -Unaudited Reconciliation of Other Charges and Other Adjustments Other Charges: Three Months Ended Six Months Ended June 30, June 30, (in $ millions) 2010 2009 2010 2009 Employee termination benefits 4 5 9 29 Plant/office closures - - 6 -Ticona Kelsterbach plant relocation 4 3 10 6 Clear Lake insurance recoveries - - - (6) Plumbing actions (2) (2) (14) (3) Asset impairments - - 72 1 Total 6 6 83 27 Other Adjustments: 1 Three Months Ended Six Months Ended Income June 30, June 30, Statement (in $ millions) 2010 2009 2010 2009 Classification Business optimization 3 1 7 3 SGA Ticona Kelsterbach plant relocation (2) 1 (2) 2 Cost of sales Plant closures - 4 9 8 Cost of sales / SGA Contract termination - - 22 - Cost of sales Gain on sale of building (14) - (14) - (Gain) loss on disposition Write-off of other productive assets - - 17 - Cost of sales Other2 4 (15) 10 (10) Various Total (9) (9) 49 3 Total other charges and other adjustments (3) (3) 132 30 1 These items are included in net earnings but not included in other charges. 2 The three and six months ended June 30, 2009 includes a one-time adjustment to Equity in net earnings (loss) of affiliates of $19 million. 20 Reg G: Other Charges and Other Adjustments - Unaudited Other Charges:

Reg G: Reconciliation of Operating EBITDA (Unaudited)

Celanese

Segment Data and Reconciliation of Operating Profit (Loss) to Operating EBITDA - a Non-U.S. GAAP Measure - Unaudited

(in $ millions)	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009 As adjusted	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009 As adjusted
Net Sales				
Advanced Engineered Materials	282	184	564	349
Consumer Specialties	291	280	529	546
Industrial Specialties	269	267	511	509
Acetyl Intermediates	782	622	1,506	1,194
Other Activities [1]	1	1	1	1
Intersegment eliminations	(108)	(110)	(206)	(209)
Total	1,517	1,244	2,905	2,390
Operating Profit (Loss)				
Advanced Engineered Materials	40	1	88	(17)
Consumer Specialties	64	66	34	132
Industrial Specialties	16	19	28	29
Acetyl Intermediates	68	39	68	50
Other Activities [1]	(32)	(36)	(76)	(78)
Total	156	89	142	116
Other Charges and Other Adjustments [2]				
Advanced Engineered Materials	2	(14)	-	(4)
Consumer Specialties	3	3	83	3
Industrial Specialties	-	5	-	8
Acetyl Intermediates	2	4	54	9
Other Activities [1]	(10)	(1)	(5)	14
Total	(3)	(3)	132	30
Depreciation and Amortization Expense				
Advanced Engineered Materials	17	19	34	36
Consumer Specialties	9	12	20	24
Industrial Specialties	10	11	20	24
Acetyl Intermediates	24	28	49	55
Other Activities [1]	3	2	6	4
Total	63	72	129	143
Business Operating EBITDA				
Advanced Engineered Materials	59	6	122	15
Consumer Specialties	76	81	137	159
Industrial Specialties	26	35	48	61
Acetyl Intermediates	94	71	171	114
Other Activities [1]	(39)	(35)	(75)	(60)
Total	216	158	403	289
Equity Earnings, Cost - Dividend Income and Other Income (Expense)				
Advanced Engineered Materials	39	30	83	30
Consumer Specialties	73	53	73	56
Industrial Specialties	-	-	-	-
Acetyl Intermediates	2	2	3	3
Other Activities [1]	2	5	12	11
Total	116	90	171	100
Operating EBITDA				
Advanced Engineered Materials	98	36	205	45
Consumer Specialties	149	134	210	215
Industrial Specialties	26	35	48	61
Acetyl Intermediates	96	73	174	117
Other Activities [1]	(37)	(30)	(63)	(49)
Total	332	248	574	389

[1] Other Activities primarily includes corporate selling, general and administrative expenses and the results from captive insurance companies.

[2] See Table 7 for details.

21

Celanese

Reg G: Equity Affiliate Preliminary Results and Celanese Proportional Share – Unaudited

Equity Affiliate Preliminary Results - Total - Unaudited

(in $ millions)	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009 As adjusted	Six Months Ended June 30, 2010	Six Months Ended June 30, 2009 As adjusted
Net Sales				
Ticona Affiliates - Asia[1]	379	267	750	439
Ticona Affiliates - Middle East[2]	245	110	502	245
Infraserv Affiliates[3]	488	487	1,018	997
Total	1,112	864	2,270	1,681
Operating Profit				
Ticona Affiliates - Asia[1]	63	9	128	(10)
Ticona Affiliates - Middle East[2]	118	35	232	77
Infraserv Affiliates[3]	27	26	47	51
Total	208	70	407	118
Depreciation and Amortization				
Ticona Affiliates - Asia[1]	20	19	41	46
Ticona Affiliates - Middle East[2]	10	8	16	12
Infraserv Affiliates[3]	24	24	50	47
Total	54	51	107	105
Affiliate EBITDA[4]				
Ticona Affiliates - Asia[1]	83	28	169	36
Ticona Affiliates - Middle East[2]	128	43	248	89
Infraserv Affiliates[3]	51	50	97	98
Total	262	121	514	223
Net Income				
Ticona Affiliates - Asia[1]	31	7	75	(9)
Ticona Affiliates - Middle East[2]	104	31	208	68
Infraserv Affiliates[3]	20	16	35	35
Total	155	54	318	94
Net Debt				
Ticona Affiliates - Asia[1]	94	245	94	245
Ticona Affiliates - Middle East[2]	(89)	(50)	(89)	(50)
Infraserv Affiliates[3]	200	482	200	482
Total	205	677	205	677

[1] Ticona Affiliates - Asia accounted for using the equity method includes Polyplastics (45%), Korean Engineering Plastics (50%), Fortron Industries (50%), Una SA (50%).
[2] Ticona Affiliates - Middle East accounted for using the equity method includes National Methanol Company (IBN Sina) (25%).
[3] Infraserv Affiliates accounted for using the equity method includes Infraserv Hoechst (32%), Infraserv Gendorf (39%) and Infraserv Knapsack (27%).
[4] Affiliate EBITDA, a non-U.S. GAAP measure, is the sum of Operating Profit and Depreciation and Amortization.

22

Celanese

Reg G: Equity Affiliate Preliminary Results and Celanese Proportional Share - Unaudited

Equity Affiliate Preliminary Results - Celanese Proportional Share - Unaudited[5]

(in $ millions)	Three Months Ended June 30,		Six Months Ended June 30,	
	2010	2009 As adjusted	2010	2009 As adjusted
Proportional Net Sales				
Ticona Affiliates - Asia[1]	176	123	347	203
Ticona Affiliates - Middle East[2]	61	28	126	61
Infraserv Affiliates[3]	160	155	334	318
Total	397	306	807	582
Proportional Operating Profit				
Ticona Affiliates - Asia[1]	29	4	59	(4)
Ticona Affiliates - Middle East[2]	30	9	58	19
Infraserv Affiliates[3]	8	8	15	16
Total	67	21	132	31
Proportional Depreciation and Amortization				
Ticona Affiliates - Asia[1]	9	9	19	21
Ticona Affiliates - Middle East[2]	2	2	4	3
Infraserv Affiliates[3]	8	8	16	15
Total	19	19	39	39
Proportional Affiliate EBITDA[4]				
Ticona Affiliates - Asia[1]	38	13	78	17
Ticona Affiliates - Middle East[2]	32	11	62	22
Infraserv Affiliates[3]	16	16	31	31
Total	86	40	171	70
Equity in net earnings of affiliates (as reported on the Income Statement)				
Ticona Affiliates - Asia[1,7]	15	4	36	(4)
Ticona Affiliates - Middle East[2]	24	8	47	16
Infraserv Affiliates[3]	6	4	11	10
Total	45	16	94	22
Proportional Affiliate EBITDA in excess of Equity in net earnings of affiliates[6]				
Ticona Affiliates - Asia[1]	23	9	42	21
Ticona Affiliates - Middle East[2]	8	3	15	6
Infraserv Affiliates[3]	10	12	20	21
Total	41	24	77	48
Proportional Net Debt				
Ticona Affiliates - Asia[1]	43	111	43	111
Ticona Affiliates - Middle East[2]	(22)	(13)	(22)	(13)
Infraserv Affiliates[3]	66	152	66	152
Total	87	250	87	250

[1] Ticona Affiliates - Asia accounted for using the equity method includes Polyplastics (45%), Korean Engineering Plastics (50%), Fortron Industries (50%), Una SA (50%).
[2] Ticona Affiliates - Middle East accounted for using the equity method includes National Methanol Company (IBN Sina) (25%).
[3] Infraserv Affiliates accounted for using the equity method includes Infraserv Hoechst (32%), Infraserv Gendorf (39%) and Infraserv Knapsack (27%).
[4] Affiliate EBITDA, a non-U.S. GAAP measure, is the sum of Operating Profit and Depreciation and Amortization.
[5] Calculated by multiplying each affiliate's total share amount by Celanese's respective ownership percentage, netted by reporting category.
[6] Calculated as Affiliate EBITDA less Equity in net earnings of affiliates; not included in Celanese operating EBITDA.
[7] The three and six months ended June 30, 2009 excludes a one-time tax adjustment to Equity in net earnings of affiliates of $19 million.

23

Business EBITDA - Reconciliation of a Non-U.S. GAAP Measure Reg G: Reconciliation of Business EBITDA 2006 2007 (in $ millions) FY FY Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Q1 Q2 Net Sales Advanced Engineered Materials 915 1030 294 300 272 195 1061 165 184 220 239 808 282 282 Operating Profit (Loss) Advanced Engineered Materials 145 133 30 37 13 (48) 32 (19) 0 21 33 35 46 40 Other Charges and Other Adjustments 1 Advanced Engineered Materials (5) (5) 1 1 1 22 25 10 (14) 7 (3) 0 (2) 2 Depreciation and Amortization Expense Advanced Engineered Materials 65 69 20 19 19 18 76 17 19 17 19 72 17 17 Business EBITDA Advanced Engineered Materials 205 197 51 57 33 (8) 133 8 5 45 49 107 61 59 Equity Earnings (as adjusted) Ibn Sina 76 68 30 28 32 28 118 8 8 17 18 51 23 24 Business EBITDA Margin Advanced Engineered Materials 22% 19% 17% 19% 12% (4%) 13% 5% 3% 20% 21% 13% 22% 21% with Ibn Sina adjusted Equity Earnings 31% 26% 28% 28% 24% 10% 24% 10% 7% 28% 28% 20% 30% 29% 1 See Table 7 for details. 2008 2009 2010